Exhibit 10.1

EXECUTION VERSION

PREFERRED STOCK SUBSCRIPTION AGREEMENT

September 12, 2023

Ares Acquisition Corporation

245 Park Avenue, 44th Floor

New York, NY 10167

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page to this Subscription Agreement, by and between Ares Acquisition Corporation, a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined in this Subscription Agreement) (together with any successor thereto, including after the Domestication (as defined in this Subscription Agreement), “SPAC”), and AAC Holdings II LP, a Delaware limited partnership (the “Investor”), in connection with the Business Combination Agreement, dated as of December 5, 2022 (as amended by the First Amendment to the Business Combination Agreement, dated as of June 11, 2023, and as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, X-Energy Reactor Company, LLC, a Delaware limited liability company (the “X-energy”), and the other parties thereto. Pursuant to and on the terms and subject to the conditions set forth in the Business Combination Agreement, among other things, the combined company will be organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by X-energy (the transactions contemplated by the Business Combination Agreement, the “Transaction”). In connection with the Transaction and following the Domestication, but prior to the closing of the Transaction, SPAC is seeking commitments from interested investors to purchase shares of SPAC’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) (after giving effect to the Domestication) and convertible into shares of SPAC’s common stock, par value $0.0001 per share (collectively the “Underlying Common Shares” and, together with the shares of Preferred Stock, the “Securities”), in a private placement for a purchase price of $1,000.00 per share (the “Per Share Purchase Price”). Capitalized terms used and not otherwise defined in this Subscription Agreement have the meanings given to them in the Business Combination Agreement and Annex A to this Subscription Agreement, as applicable.

Prior to the closing of the Transaction (and as more fully described in the Business Combination Agreement), SPAC will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Companies Act (As Revised) of the Cayman Islands (the “Domestication”). The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page to this Subscription Agreement) is referred to in this Subscription Agreement as the “Subscription Amount.”

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor and SPAC acknowledges and agrees as follows:

1. Subscription.

a. The Investor irrevocably subscribes for and agrees to purchase from SPAC the number of shares of Preferred Stock set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for in this Subscription Agreement. The

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Investor acknowledges and agrees that SPAC reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance. The Investor’s subscriptions shall be deemed to be accepted by SPAC only when this Subscription Agreement is signed by a duly authorized person by or on behalf of SPAC. SPAC may do so in counterpart form. Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by SPAC pursuant to this Subscription Agreement shall be shares of convertible preferred stock in a Delaware corporation (and not, for the avoidance of doubt, convertible preferred shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated under this Subscription Agreement (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below and (b) delivery of written notice from (or on behalf of) SPAC to the Investor (the “Closing Notice”), that SPAC reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to SPAC at least three business days prior to the closing date specified in the Closing Notice (the “Closing Date”): (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by SPAC in the Closing Notice; and (ii) any other information that is reasonably requested by SPAC in order to issue the Investor’s Shares. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or Form W-8, as applicable. Subject to the Investor’s compliance with such requirements, on the Closing Date, SPAC shall deliver to Investor the shares of Preferred Stock, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of the Investor on SPAC’s share register. If the Closing does not occur within ten business days following the Closing Date specified in the Closing Notice, SPAC shall promptly (but not later than one business day) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3. Closing Conditions.

a. The parties’ obligation to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no suspension of the offering or sale of SPAC’s common stock, par value $0.0001 per share (the “Class A Common Stock”), after giving effect to the Domestication, shall have been initiated or, to SPAC’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”);

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement; and

(iii) all conditions precedent to the closing of the Transaction contained in the Business Combination Agreement shall have been satisfied (as determined by the parties

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to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

b. SPAC’s obligation to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects on the Closing Date;

(ii) consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date; and

(iii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c. The Investor’s obligation to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of SPAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in this Subscription Agreement), which representations and warranties shall be true in all respects) on the Closing Date;

(ii) consummation of the Closing shall constitute a reaffirmation by SPAC of each of the representations and warranties of SPAC contained in this Subscription Agreement on the Closing Date;

(iii) all obligations, covenants and agreements of SPAC required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects;

(iv) SPAC shall have adopted and filed the certificate of designation (the “Certificate of Designation”) governing the Preferred Stock, and on the terms set forth on Annex A, with the Secretary of State of the Delaware on the Closing Date; and

(v) the Class A Common Stock of SPAC, after giving effect to the Domestication, shall be conditionally approved for listing upon the Closing on the NYSE, subject only to official notice of issuance thereof, and, to the knowledge of SPAC, the Company will meet all applicable NYSE listing standards relating thereto immediately following Closing.

4. Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the

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parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. SPAC Representations and Warranties. SPAC represents and warrants to the Investor that:

a. SPAC is an exempted company, duly organized, validly existing and in good standing under the laws of the Cayman Islands. SPAC has all (corporate or otherwise) power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares: (i) will be validly issued, fully paid and non-assessable; and (ii) will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s certificate of incorporation (as adopted on the Closing Date) or under the General Corporation Law of the State of Delaware.

c. The Underlying Common Shares have been duly authorized and, when converted from the Shares in accordance with the terms of the organizational documents of SPAC, will be validly issued, fully paid, and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under SPAC’s organizational documents (including the Certificate of Designation) or applicable law or any other agreement or contract.

d. This Subscription Agreement has been duly authorized, executed and delivered by SPAC. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

e. The issuance and sale of the Shares and the compliance by SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of SPAC and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of SPAC to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of SPAC after giving effect to the Domestication; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of SPAC to comply in all material respects with this Subscription Agreement.

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f. As of their respective dates, all reports (the “SEC Reports”) required to be filed by SPAC with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. When filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by SPAC to the Investor. The Shares: (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. As of the date of this Subscription Agreement, the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SPAC (the “Common Shares”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “AAC” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in SPAC’s filings with the SEC, as of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC, respectively, to prohibit or terminate the listing of SPAC’s Common Shares or, when issued, the shares of Class A Common Stock (after giving effect to the Domestication) on the NYSE or to deregister the Common Shares under the Exchange Act or, when registered and issued in connection with the Domestication, the shares of Class A Common Stock under the Exchange Act. SPAC has taken no action that is designed to, or would reasonably be expected to result in, termination of the registration of the Common Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the shares of Class A Common Stock.

i. Other than the Placement Agents, SPAC has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and SPAC is not under any obligation to pay any broker’s fees or commission in connection with the sale of the Shares other than to the Placement Agents.

6. Investor Representations and Warranties. The Investor represents and warrants to SPAC that:

a. The Investor (i) is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by the Investor, and assuming the due authorization, execution and delivery of the same by SPAC, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution, delivery and performance of this Subscription Agreement, the purchase of the Shares, the compliance by the Investor with all of the provisions of this Subscription

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Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Shares.

d. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, is: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A; (ii) acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.

e. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable: (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Shares. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

f. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act and that SPAC is not required to register the Securities except as set forth in Section 8 of this Subscription Agreement. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to SPAC or a subsidiary thereof; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Securities will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities; and (iii) as a consequence, Investor may be required to bear the financial risk of

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an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Shares delivered at Closing will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that SPAC files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

g. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from SPAC. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, X-energy, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of SPAC expressly set forth in Section 5 of this Subscription Agreement.

h. The Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

i. The Investor acknowledges and agrees that the Investor has received, reviewed and understood such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to SPAC, the Transaction and the business of X-energy and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed SPAC’s SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor has received, reviewed and understood the materials made available to it in connection with the Transaction, including the terms of the Preferred Stock attached to this Subscription Agreement as Annex A, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Investor acknowledges that as part of the Transaction, SPAC has filed a registration statement under the Securities Act, including a preliminary prospectus and proxy statement, which contains additional information about the Transaction, X-energy and SPAC. The Investor further acknowledges that the information provided to it is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities hereunder. The Investor acknowledges that the Investor has not relied on such registration statement and preliminary prospectus in making any investment decision. The Investor acknowledges that SPAC and X-energy offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.

j. The Investor acknowledges that certain information provided to it was based on forecasts, and such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasts. The Investor acknowledges that such information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.

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k. The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and SPAC, X-energy or a representative of SPAC or X-energy. Investor acknowledges that the Securities were offered to the Investor solely by direct contact between the Investor and SPAC, X-energy or a representative of SPAC or X-energy. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities: (i) were not offered by any form of general solicitation or general advertising; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, X-energy, the Placement Agents (as defined in this Subscription Agreement), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC. Neither the Investor, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Securities.

l. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in SPAC’s SEC Reports. The Investor is able to fend for itself in the transactions contemplated in this Subscription Agreement and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to Moelis & Company LLC, Citigroup Global Markets Inc., UBS Securities LLC or any of their respective affiliates, in their capacity as placement agents (collectively, the “Placement Agents”), for all or part of any such loss or losses the Investor may suffer. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.

m. Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in SPAC. The Investor acknowledges specifically that a possibility of total loss exists.

n. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of any Placement Agent or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, X-energy, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated under this Subscription Agreement or the Business Combination Agreement, the Securities or the offer and sale of the Securities.

o. The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the

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Investor with any information or advice with respect to the Securities; (ii) have not made or make any representation, express or implied as to SPAC, X-energy, X-energy’s credit quality, the Securities or the Investor’s purchase of the Shares; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares; (iv) may have acquired, or during the term of the Securities may acquire, non-public information with respect to X-energy, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with SPAC and X-energy (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Securities, and that certain of these actions may have material and adverse consequences for a holder of Securities.

p. The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to in this Subscription Agreement and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Securities, SPAC or X-energy. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.

q. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

r. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

s. The execution, delivery and performance by the Investor of this Subscription Agreement is within the Investor’s powers, has been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

t. The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North

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Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested, the Investor agrees to provide law enforcement agencies such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

u. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities.

v. No Placement Agent, nor any of its respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, X-energy or its subsidiaries or any of their respective businesses, or the Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC.

w. In connection with the issue and purchase of the Shares, no Placement Agent has acted as the Investor’s financial advisor or fiduciary.

x. The Investor has or has commitments to have and, when required to deliver payment to SPAC pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

y. As of the date of this Subscription Agreement, the Investor does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of SPAC.

z. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

aa. If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA),

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a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither SPAC nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

7. Most Favored Nation. Except as relates to (a) Commercial Arrangements and (b) the letter agreement, dated as of September 12, 2023, among SPAC, X-energy and Ghaffarian Enterprises, LLC (as in effect as of the date of this Subscription Agreement and without giving effect to any subsequent waivers or other modifications), if, prior to the Closing Date or otherwise in connection with the consummation of the transactions contemplated by the Business Combination Agreement, SPAC issues or agrees to issue equity securities, or securities convertible into equity securities, of SPAC, and such newly issued securities would have material terms that are more favorable (the “Favored Terms”) than the terms and/or conditions contained in this Subscription Agreement, then SPAC will provide the Investor with written notice thereof, together with a copy of all documentation relating to the Favored Terms and, upon request of the Investor, any additional information related to the Favored Terms. SPAC will provide such notice to the Investor promptly (and in any event within two business days) following (i) the entry into any definitive documentation related to the Favored Terms or (ii) if such issuances will be made pursuant to definitive documentation in existence on or prior to the date of this Subscription Agreement, such time as SPAC becomes aware that such issuance on Favored Terms is reasonably likely to occur. In the event that the Investor determines that the Favored Terms as a whole are preferable to the terms and/or conditions contained in this Subscription Agreement, the Investor will notify SPAC in writing within one business day following the Investor’s receipt of such notice from SPAC. Promptly after receipt of such written notice from the Investor, but in any event within one business day, SPAC will amend and restate this Subscription Agreement to contain the Favored Terms in such manner as provides the Investor with substantially identical rights and privileges to those contained in the Favored Terms. Notwithstanding the foregoing, the Investor shall not be entitled to receive the Favored Terms to the extent such terms are included in documentation related to a transaction (including, for the avoidance of doubt, a transaction involving the issuance of equity or debt securities) entered into by SPAC or its subsidiaries with customers, strategic partners and/or other commercial counterparties relating to the design, manufacture, production and delivery of the small modular nuclear reactors and related technology (the “Commercial Arrangements”).

8. Registration Rights.

a. Within 45 calendar days after the Closing Date (such deadline, the “Filing Deadline”), SPAC agrees that it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Underlying Common Shares (the “Registration Statement”). SPAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; but no later than the earlier of (i) 90 calendar days after the filing thereof (or 120 calendar days after the filing thereof if the SEC notifies SPAC that it will “review” the Registration Statement) and (ii) ten business days after SPAC is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. In connection with the foregoing, Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Underlying Common Shares. SPAC agrees to cause such Registration Statement, or another shelf registration statement that includes the Underlying Common Shares to be sold pursuant to this Subscription Agreement, to remain

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effective until the earliest of: (i) the second anniversary of the Closing; (ii) the date on which the Investor ceases to hold any Underlying Common Shares issued pursuant to this Subscription Agreement; or (iii) on the first date on which the Investor is able to sell all of its Underlying Common Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). Prior to the End Date, SPAC will use commercially reasonable efforts to qualify the Underlying Common Shares for listing on the applicable stock exchange. Upon request, the Investor agrees to disclose its ownership to SPAC to assist it in making the determination with respect to Rule 144 described in clause (iii) above. SPAC may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after SPAC becomes eligible to use such Form S-3. The Investor acknowledges and agrees that SPAC may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act. In such event: (I) SPAC shall not so delay filing or so suspend the use of the Registration Statement for a period of more than 90 consecutive days or more than a total of 120 calendar days in any 360 day period; and (II) SPAC shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. SPAC’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to SPAC such information regarding the Investor, the securities of SPAC held by the Investor and the intended method of disposition of such Underlying Common Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by SPAC to effect the registration of such Underlying Common Shares. Investor shall also execute such documents in connection with such registration as SPAC may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding the foregoing, if the SEC prevents SPAC from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Underlying Common Shares pursuant to this Section 8 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Underlying Common Shares as is permitted to be registered by the SEC. In such event, the number of Underlying Common Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event SPAC amends the Registration Statement in accordance with the foregoing, SPAC will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Underlying Common Shares that were not registered on the initial Registration Statement, as so amended.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated; (b) upon the mutual written agreement of each of the parties and X-energy to terminate this Subscription Agreement; (c) 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date of this Subscription Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations under this Subscription Agreement; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”). Nothing in this Subscription

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Agreement will relieve, however, any party from liability for any willful breach hereof prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. SPAC shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Sections 9 through 14 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to SPAC in connection with this Subscription Agreement shall promptly (and in any event within one business day) be returned to the Investor.

10. Investor Covenant. Investor agrees that, from the date of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of SPAC prior to the date that is thirty-six (36) months following the Closing Date. For purposes of this Section 10, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Subscription Agreement shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the Transaction (including Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

11. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. As described in SPAC’s prospectus relating to its initial public offering dated February 3, 2021 (the “Prospectus”) available at www.sec.gov, the Investor further acknowledges that: (i) substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities; and (ii) substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are acknowledged, the Investor irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account. Investor agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding the foregoing, nothing in this Section 11 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date of this Subscription Agreement, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with SPAC to not exercise such redemption right.

12. Miscellaneous.

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a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to clause (i) of this Section 12 shall relieve the Investor of its obligations under this Subscription Agreement.

b. SPAC may request from the Investor such additional information as SPAC deems necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. SPAC agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement SPAC is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide SPAC with such requested information, SPAC may not be able to register the Investor’s Underlying Common Shares for resale pursuant to Section 8 and SPAC may without any liability under this Subscription Agreement reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by SPAC to evaluate the Investor’s eligibility or SPAC’s determines that the Investor is not eligible. The Investor acknowledges that SPAC may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC.

c. The Investor acknowledges that SPAC, X-energy, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Investor agrees to promptly notify SPAC, X-energy and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from SPAC will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase.

d. SPAC, X-energy and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this Section 12(d) shall not, however, give X-energy or the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the

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parties. No such modification or waiver by SPAC of the provisions of this Subscription Agreement shall be effective without the prior written consent of X-energy (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.

g. This Subscription Agreement (including Schedule A) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Subscription Agreement, including the Commitment Letter, dated as of December 5, 2022, among the Investor, SPAC and X-energy, as amended on June 11, 2023, relating to the Investor’s commitment and purchase of the shares of Preferred Stock. Except as set forth in, Section 9, Section 12(c), Section 12(d), Section 12(f), this Section 12(g), the last sentence of Section 12(k) and Section 13 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

h. Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in ..pdf) and by different parties in separate counterparts, with the same effect as if all parties had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. The parties acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of SPAC (including the Shares), other than as contemplated by the Business Combination Agreement, or any

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agreement contemplated by the Business Combination, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares (and Underlying Common Shares upon conversion) issued to the Investor shall be appropriately adjusted to reflect such change.

m. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.

n. Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 12(g) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(n) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; I(e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A

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SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

o. Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to SPAC.

If to SPAC, to:

Ares Acquisition Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Allyson Satin; Anton Feingold

and

Ares Acquisition Corporation

2000 Avenue of the Stars

Suite 1200

Los Angeles, CA 90067

Attn: Allyson Satin; Anton Feingold

Email: asatin@aresmgmt.com

            afeingold@aresmgmt.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

2049 Century Park East, Suite 3700

Los Angeles, California 90067

Attn: Philippa Bond, P.C.; H. Thomas Felix

Email: pippa.bond@kirkland.com

tommy.felix@kirkland.com

and

X-Energy Reactor Company, LLC

801 Thompson Avenue, Suite 400

Rockville, MD 20852

Attn: Steve Miller

Email: smiller@x-energy.com

and

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

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Attn: Paul Sheridan; Nicholas P. Luongo

Email: paul.sheridan@lw.com

            nick.luongo@lw.com

13. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in SPAC. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreements related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Business Combination Agreement or any Non-Party Affiliate (other than SPAC with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any other subscription agreements related to the private placement of the Shares; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Shares; or (z) the transactions contemplated under this Subscription Agreement or under any other subscription agreements related to the private placement of the Shares. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by SPAC, X-energy, the Placement Agents or any Non-Party Affiliate concerning SPAC, X-energy, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, X-energy, any Placement Agent or any of SPAC’s, X-energy’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

14. Disclosure. By 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, SPAC shall issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated under this Subscription Agreement, the Transaction and any other material, nonpublic information that SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents. Upon the filing of the Disclosure Document, Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the

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extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 14.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: AAC Holdings II LP	State/Country of Formation or Domicile:

By: /s/ Anton Feingold
Name: Anton Feingold
Title: Assistant Secretary

Name in which Shares are to be registered (if different):	Date: September 12, 2023

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Email:

Number of Shares subscribed for: 50,000

Aggregate Subscription Amount: $50,000,000	Price Per Share: $1,000.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by SPAC in the Closing Notice.

[Signature Page to Subscription Agreement]

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IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

ARES ACQUISITION CORPORATION

By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Title:	Chief Executive Officer and Co-Chairman

Date: September 12, 2023

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS

(Please check the applicable subparagraphs):

1.

☐ A corporation, partnership, limited liability company, trust or other organization that: (i)was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii)owns not less than U.S.$5,000,000 in investments; and (iii)is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

2.

☐ A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2), (3) or (4) of this Section C.

3.

☐ An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in SPAC, and less than 40% of the assets of which will consist of interests in SPAC (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least U.S. $25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

ANNEX A

Terms of Preferred Stock

[See attached]

Summary of Principal Terms and Conditions

Issuer:

X-Energy, Inc., the public company resulting from the AAC SPAC Transaction (the “Company”).

“AAC SPAC Transaction” means the potential business combination between Ares Acquisition Corporation (“SPAC”), directly or indirectly, and X-energy Reactor Company, LLC (“X-energy”).

Subscription Amount:	$50,000,000 (the “Subscription Amount”).

Securities:

At the closing of the AAC SPAC Transaction (the “Closing”), the Investor will invest the Subscription Amount set forth above in Series A convertible preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation and as further described below. The Preferred Stock shall rank senior to all classes or series of equity securities of the Company with respect to dividend rights and rights on liquidation.

Purchase Price:	$1,000 per share of Preferred Stock (the “Stated Value”).

Conversion Price:

The Investor may at any time convert all or a portion of the Preferred Stock into Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”). Each share of Preferred Stock will be convertible into a number of shares of Class A Common Stock equal to the Stated Value of such share of Preferred Stock plus Accrued Dividends divided by the Conversion Price. The initial Conversion Price will be $10.00 per share.

The Conversion Price will automatically reset upon the three-year anniversary of the initial issuance date of the shares of Preferred Stock (the “Reset Date”) to be equal to the lower of (x) the initial Conversion Price and (y) the higher of (A) $7.00 (the “Floor Price”) or (B) the volume-weighted average price of the Class A Common Stock for the 365 day period ending on the trading day immediately preceding the Reset Date.

Anti-Dilution:	The Conversion Price will be subject to proportional adjustment for any stock split, reclassification, stock dividend or similar event.

Dividends:

Dividends will accrue on a quarterly basis at a rate equal to 8.00% per annum (the “Dividend Rate”), whether or not declared, and such dividends will accrue daily and compound on, and be added back to, the Stated Value on a quarterly basis, unless paid in cash (such accrued amounts, the “Accrued Dividends”). In addition, the Preferred Stock will fully participate, on an as-converted basis, in all cash dividends paid on the shares of Company Class A Common Stock.

Upon conversion, all accrued and unpaid dividends from the end of last relevant quarter to the conversion date will be paid in cash.

Liquidation Preference:

In the event of any liquidation or winding up of the Company, the holder of each share of the Preferred Stock will receive in preference to the holders of the common stock of the Company (or any junior preferred stock) a per share amount equal to the greater of (i) the Stated Value, plus Accrued Dividends and (ii) the amount such holders would be entitled to receive at such time if the Preferred Stock were converted into Class A Common Stock.

A merger, acquisition, change of control or sale of all or substantially all of the assets of the Company will not be deemed to be a liquidation or winding up.

Conversion at Option of the Company:

If at any time (x) on or after the one-year anniversary of the closing of the AAC SPAC Transaction but prior to the two-year anniversary of the closing of the AAC SPAC Transaction, the volume-weighted average price of the Class A Common Stock exceeds $20.00 per share for 30 trading days within any 45 consecutive trading day period, the Company may convert all (but not less than all) of the then-outstanding shares of Preferred Stock into a number of shares of Class A Common Stock equal to the Stated Value of such shares plus Accrued Dividends, divided by the Conversion Price, (y) on or after the two-year anniversary of the closing of the AAC SPAC Transaction but prior to the three-year anniversary of the closing of the AAC SPAC Transaction, the volume-weighted average price of the Class A Common Stock exceeds $15.00 per share for 30 trading days within any 45 consecutive trading day period, the Company may convert all (but not less than all) of the then-outstanding shares of Preferred Stock into a number of shares of Class A Common Stock equal to the Stated Value of such shares plus Accrued Dividends, divided by the Conversion Price and (z) on or after the three-year anniversary of the closing of the AAC SPAC Transaction, the volume-weighted average price of the Class A Common Stock exceeds $12.50 per share for 30 trading days within any 45 consecutive trading day period, the Company may convert all (but not less than all) of the then-outstanding shares of Preferred Stock into a number of shares of Class A Common Stock equal to the Stated Value of such shares plus Accrued Dividends, divided by the Conversion Price.

Redemption at Option of the Investor:

At any time after the seven-year anniversary of the closing of the AAC SPAC Transaction (the “Optional Redemption Date”), the Investor may require the Company to redeem any or all of the then-outstanding shares of Preferred Stock for cash consideration equal to the Stated Value, plus Accrued Dividends by providing irrevocable notice to the Company on or before the close of business on the second business day immediately preceding the Optional Redemption Date stating the number of shares of Preferred Stock to be redeemed.

If the Company does not redeem the Preferred Stock on the Optional Redemption Date pursuant to such notice and such failure to redeem continues for 30 days, the Dividend Rate on such shares shall increase to 10.00% per annum, payable in cash, until such redemption is completed.

Pro Rata Repurchases and Redemptions:

The Company shall not offer to repurchase or redeem any portion of the Preferred Stock unless the Company makes such offer to repurchase or redeem to all holders of then outstanding Preferred Stock on a pro rata basis.

Change of Control / Bankruptcy or Insolvency / Default under Material Debt:

Upon a change of control of the Company or an event of default under a material debt agreement (after giving effect to any applicable cure period thereunder), the Company will substantially concurrently with such event deliver a notice to the holders of the Preferred Stock of its irrevocable offer to repurchase all of the then-outstanding shares of Preferred Stock for cash consideration per share equal to the greater of (i) 100% of the Stated Value, plus Accrued Dividends and (ii) the amount such holders would be entitled to receive at such time if the Preferred Stock were converted into Class A Common Stock, on a date that is no more than 30 calendar days following the date such notice is delivered. Upon any insolvency event of the Company, the Preferred Stock shall become automatically due and payable without any further action of the Company or Investor.

Voting Rights:

The Preferred Stock will vote together with the Class A Common Stock on all matters and not as a separate class (except as specifically provided in this term sheet or as otherwise required by law) on an as-converted basis.

Minority Protections:

Until the first date on which the number of shares of Preferred Stock outstanding is less than 25% of the number of shares of Preferred Stock outstanding immediately following the Closing, the consent of the holders representing at least a majority of the then-issued and outstanding shares of Preferred Stock shall be required to:

(i) amend, alter or otherwise modify the Company’s certificate of incorporation or bylaws in a manner that materially and adversely affects the Preferred Stock;

(ii)  increase or decrease the authorized number of shares of Preferred Stock;

(iii)  issue any additional shares of Preferred Stock;

(iv) create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on parity with the Preferred Stock;

(v)   create, incur, assume, or guarantee any debt instrument or securities that are exchangeable for, convertible into or exercisable for equity securities of the Company or any of its subsidiaries in excess of $25 million in the aggregate; or

(vi) provide for the payment of any dividend on, or the redemption or repurchase of any junior equity security.

Registration Rights:

Investor will receive customary transferable demand, piggyback and shelf registration rights pertaining to the shares of Class A Common Stock issuable upon the conversion of the Preferred Stock. The Company will file a resale registration statement following the Closing covering all of the shares of Class A Common Stock issuable upon the conversion of such Preferred Stock. All reasonable expenses of such registrations, including the fees and expenses of one counsel on behalf of the Investor, will be borne by the Company.

Closing Conditions:	The Investor’s purchase of the Preferred Stock will be subject to satisfaction of the conditions specified in Section 3 of the subscription agreement with respect to the Preferred Stock.

Tax Matters:

The Investor agrees to provide to the Company a properly executed Internal Revenue Service Form W-9 certifying such Investor’s status as a United States Person and such Investor’s exemption from backup withholding. To the extent the Investor has delivered such forms, and the Preferred Shares are held by the Investor, absent a change in law that affects the withholding obligations of the Company, the Company (and any applicable withholding agent) shall not withhold U.S. tax from any payment (including deemed payments) made on or with respect to the Preferred Shares. Without limiting the foregoing, if the Company determines that an amount is required to be deducted and withheld in respect of any payment made on or with respect to the Preferred Shares, the Company shall be entitled to withhold taxes on all payments made to the relevant Investor with respect to the Preferred Shares in the form of cash or otherwise treated, in the Company’s reasonable discretion, as a dividend for U.S. federal tax purposes, in each case, to the extent the Company or such person’s paying agent is required to deduct and withhold tax on payments to the relevant Investor under applicable law. The Company shall, at least five (5) business days prior to the date the applicable payment is scheduled to be made, provide the Investor with (i) written notice of the intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding.

The Company and the Investor agree that it is their intention that (i) the Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations issued under Section 305 of the Code and (ii) absent the issuance of any other preferred equity security or debt instrument of the Company that is convertible into equity of the Company (and, in each case, cash or other distributions or payments by the Company) after the closing of the Transactions, the Investor shall not be required to include in income as a dividend for U.S. federal income tax purposes under Section 305(c) of the Code any income or gain in respect of the Preferred Shares on account of the accrual of dividends (including any deemed dividends or any increase in the Stated Value) unless and until such dividends are declared and paid in cash. The Company and the Investor agree to take no positions or actions inconsistent with such treatment, unless otherwise required by a change in applicable law. The Company and the Investor agree to take no positions or actions inconsistent with such treatment, unless otherwise required by a change in applicable law.

The Company shall use commercially reasonable efforts to cooperate with the Investor to structure any redemption of the Preferred Shares permitted under the Certificate of Designation to be treated as a payment in exchange for stock pursuant to Section 302 of the Code.

Governing Law:	State of Delaware.